UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): June 26, 2008

HEALTHCARE PROVIDERS DIRECT, INC.
(Exact name of registrant as specified in charter)

Nevada	000-51561	20-1063591
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3371 Route One, Suite 200
Lawrenceville, New Jersey  08648
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (609) 919-1932

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Item 3.02	Unregistered Sales of Equity Securities

On July 3, 2008, July 7, 2008, and July 11, 2008 Healthcare Providers Direct, Inc. (the “Company”) entered into subscription agreements (the “Agreement”) with accredited investors (the “Investors”) for the sale of $100,000 12% Subordinated Secured Convertible Debentures (the “Debentures”). Janet Tobias Proulx, the Company’s Corporate Secretary and Director of Administration, subscribed for $55,000 worth of Debentures sold by the Company.

The Debentures bear interest at 12%, payable quarterly in cash or common stock, and mature twelve months from the date of issuance.  The Debentures will be convertible at the option of the holder at any time into shares of common stock, at an initial conversion price equal to $0.25 (“Initial Conversion Price”).  Furthermore, if all or any of the principal and accrued but unpaid interest underlying these Debentures remains outstanding prior to the next sale by the Company of its debt or equity securities (the “Financing Securities”) which yields gross proceeds to the Company of at least $2,000,000 (a “Financing Event”), the Investors shall have the right, at its option, at any time prior to the close of the Financing Event, to convert the outstanding principal balance and accrued and unpaid interest on this Debenture, or any portion thereof, into the number of fully paid and non-assessable shares of Financing Securities issued by the Company as a result of the Financing Event, at a conversion price per share (the “Financing Price”) equal to seventy-five percent (75%) of the price paid by the investors in the Financing Event.

 In connection with the Agreement, each Investor received a warrant to purchase such number of shares of common stock equal to their subscription amount divided by the Initial Conversion Price (“Warrants”).  Each Warrant is exercisable for a period of five years from the date of issuance at an initial exercise price of $0.25.

The conversion price of the Debentures and the exercise price of the Warrants are subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like.

The full principal amount of the Debentures is due upon default under the terms of Debentures.  At any time after the effectiveness of the registration statement described below,  the Company may, upon written notice, redeem the Debentures in cash at 100% of the then outstanding principal amount of the Debentures provided, among other things, that  (i) the volume weighted average price (“VWAP”) for any 20 consecutive trading days exceeds $0.40, (ii) the average daily trading volume for such 20 consecutive trading days equals or exceeds 150,000 shares (iii) a registration statement must be effective on such redemption date and available for use by the Investors and (iv) the Company has satisfied all conditions under the transaction documents.

If at any time within 150 days of the closing the Company shall determine to file with the Securities and Exchange Commission a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of 1933, as amended (the “Securities Act”), of any of its equity securities (other than (i) the amendment of a Registration Statement previously filed or the filing of a Registration Statement that was previously filed and withdrawn or (ii) on Form S-4, Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other bona fide, employee benefit plans), the Company shall use its best efforts to include in such Registration Statement all of the shares issuable upon conversion of the securities sold pursuant to the terms of this Agreement.

Each of the Investors have contractually agreed to restrict their ability to exercise the Warrants and convert the Debentures such that the number of shares of the Company common stock held by each of them and their affiliates after such conversion or exercise does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

As of the date hereof, the Company is obligated on $340,000 face amount of Debentures issued to the Investors, which includes $250,000 previously issued on May 30, 2008 and $90,000 issued on June 26, 2008.  The Debentures are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

The Concord Equity Group, Inc. ("Concord"), a registered broker-dealer, acted as placement agent for the sale of the Company’s Debentures. In connection with the closing, the Company paid the placement agent a cash fee equal to 8% of the gross proceeds.

The securities were offered and sold to the Investor in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder.   The Investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit
4.1	Form of 12% Subordinated Secured Convertible Debenture (filed as Exhibit 4.1 to the Company’s Form 8-K, dated June 12, 2008 and incorporated herein by reference)
4.2	Form of Warrant dated May 2008 (filed as Exhibit 4.2 to the Company’s Form 8-K, dated June 12, 2008 and incorporated herein by reference)
99.1	Form of Subscription Agreement dated May 2008 (filed as Exhibit 99.1 to the Company’s Form 8-K, dated June 12, 2008 and incorporated herein by reference)
99.2	Form of Security Agreement dated May 2008 (filed as Exhibit 99.2.1 to the Company’s Form 8-K, dated June 12, 2008 and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE PROVIDERS DIRECT, INC.

Date: July 11, 2008	By:	/s/ Norman Proulx
Name: Norman Proulx
Title: Chief Executive Officer

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